UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: May 24, 2012

(Date of earliest event reported)

Imperva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35338	03-0460133
(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway, Suite 200 Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 345-9000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 24, 2012, Imperva, Inc. (“Imperva”) entered into a Second Amendment to Lease (Expansion) (the “Lease Amendment”) with Westport Office Park, LLC (“Lessor”), which expands Imperva’s current headquarters located at 3400 Bridge Parkway, Suite 200, Redwood Shores, CA (the “Existing Premises”) to include office space located at 3200 Bridge Parkway, Redwood Shores, California (the “New Premises”). The Lease Amendment is retroactively effective as of May 16, 2012. The size of the New Premises is approximately 24,990 square feet. The Lease Amendment extends the term of the lease (now covering both the Existing Premises and the New Premises) to October 31, 2017 (the “Revised Expiration Date”). The aggregate minimum lease commitment for the New Premises through the Revised Expiration Date is $4.0 million. In addition, the aggregate minimum lease commitment for the Existing Premises will remain the same through the originally scheduled expiration of the lease for the Existing Premises on April 1, 2014, and will be an additional $3.3 million for the Existing Premises through the Revised Expiration Date. The Lease Amendment also calls for additional payments for a portion of real estate taxes and operating expenses. Imperva will pay Lessor an additional security deposit of $124,815 for the Lease Amendment and Lessor has provided Imperva with a tenant improvement allowance of up to $299,880.

The summary above is not intended to be complete and is qualified in its entirety by reference to the complete text of the Lease Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amendment to Lease Agreement effective as of May 16, 2012 between Westport Office Park, LLC and Imperva, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERVA, INC.

By:	/s/ Terrence J. Schmid
Terrence J. Schmid Chief Financial Officer

Date: May 30, 2012

EXHIBIT INDEX

Number	Description

10.1	Second Amendment to Lease Agreement effective as of May 16, 2012 between Westport Office Park, LLC and Imperva, Inc.